UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

DEEP WELL OIL & GAS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	0-24012	13-3087510
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 22, 2005, Deep Well Oil & Gas, Inc. (the “Registrant”) changed accountants from Deloitte & Touche LLP to Madsen & Associates upon receipt of a resignation from Deloitte & Touche LLP.

The Registrant retained Deloitte & Touche LLP after dismissing Madsen & Associates on August 10, 2004. Deloitte & Touche LLP, while retained by the Registrant issued no reports with respect to the financial statements of the Registrant and there were no disagreements between the Registrant and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in its reports on the Registrant’s financial statements.

The decision to retain Madsen & Associates was approved by the Registrant’s Board of Directors and the Registrant has not previously consulted with Madsen & Associates regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Madsen & Associates concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

On August 9, 2005, the Registrant provided Deloitte & Touche LLP with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter received from Deloitte & Touche LLP is filed herewith as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP, dated August 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 10, 2005	By:	/s/ Dr. Horst A. Schmid
Name: Dr. Horst A. Schmid
Title: President